SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

REX ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2018, Thomas Rajan, Chief Financial Officer of Rex Energy Corporation (the “Company”) resigned from his position, effective immediately. Mr. Rajan’s resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

On January 22, 2018, the Company’s Board of Directors appointed Curtis J. Walker as its Chief Financial Officer, effective upon Mr. Rajan’s resignation. Mr. Walker will serve as the Company’s principal financial officer and principal accounting officer. Mr. Walker, 36, has served as the Company’s Chief Accounting Officer since May 2012 and also served as its Interim Chief Financial Officer in January 2015 prior to Mr. Rajan’s appointment. Prior to becoming Chief Accounting Officer, Mr. Walker served as Vice President, Accounting of the Company beginning in November 2009. Mr. Walker joined the Company in 2007 and served in a number of financial positions with increasing responsibility, including Director of Accounting, before being promoted to Vice President, Accounting. Throughout his tenure with the Company he has been responsible for significant financial and internal control activities, including those relating to financial planning and reporting, accounting, budgeting and forecasting, procurement, insurance and financial and risk management. Prior to joining the Company, Mr. Walker spent four years with YRC Worldwide (a publicly traded Fortune 500 trucking and transportation company). During his time with YRC Worldwide, Mr. Walker served as a Staff Accountant, Senior Financial Analyst and Assistant Controller. He holds a Bachelor of Science degree in Accounting and a Masters of Business Administration, both from Shippensburg University. In connection with Mr. Walker’s appointment as the Company’s Chief Financial Officer, the Compensation Committee of the Company’s Board of Directors has approved an increase in his annual base salary to $325,000 with a target annual incentive compensation award of 85% of his base salary.

In connection with Mr. Rajan’s resignation, on January 25, 2018, the Company and Mr. Rajan executed a separation and release agreement, which will become effective on February 1, 2018, unless earlier revoked by Mr. Rajan. The agreement provides, among other things, that Mr. Rajan has waived and released all claims, known and unknown, that he may have against the Company as of January 25, 2018, and that he will receive from the Company periodic payments equal to nine months of base salary, a lump-sum bonus payment payable in March 2018, and nine months of COBRA continuation coverage premium payments. The Company expects the payments under the agreement to be no greater than approximately $363,000 in the aggregate.

Item 7.01	Regulation FD Disclosure.

On January 22, 2018, the Company issued a press release announcing Mr. Walker’s appointment and Mr. Rajan’s resignation. The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release of Rex Energy Corporation dated January 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Thomas C. Stabley
Thomas C. Stabley
President and Chief Executive Officer

Dated: January 26, 2018